EXHIBIT 23
         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53967, 2-71723, 2-94699, 33-26823, 33-57879, 33-57881 and 33-59765) and in the Prospectus
constituting part of the Registration Statement on Form S-3
(No. 33-60645) of Westvaco Corporation of our report dated
November 18, 1996 appearing on page 33 of the Westvaco Corporation 1996 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K.






Price Waterhouse LLP
New York, NY
December 17, 1996